UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     February 16, 2005

DELUXE CORPORATION
(Exact name of registrant as specified in its charter)

Minnesota	1-7945	41-0216800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3680 Victoria St. North, Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (651) 483-7111

N/A
(Former Name or Former Address, if Changed Since Last Report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

        On February 16, 2005, the Compensation Committee of the Deluxe Corporation (the “Company”) Board of Directors approved the performance criteria to be utilized in assessing the Company’s performance under its annual incentive plan (for the 2005 performance period) and the performance share component of its long-term incentive program (for the 2005-2007 performance period). The Company’s executive officers and other designated key employees are eligible to participate in the Annual Incentive Plan (the “AIP”) and to receive performance shares issued under the Deluxe Corporation Stock Incentive Plan (the “SIP”), both of which plans have been approved by our shareholders.

        Under the AIP, cash bonuses are based on the achievement of objective, predetermined performance criteria for the fiscal year, as determined by the Compensation Committee. For fiscal 2005, the performance criteria include Consolidated Deluxe Value Added (or “DVA”) – a criterion designed to measure financial returns on capital employed in the business – and revenue. For executives and other participants affiliated with a Deluxe business unit, the criteria also include business unit DVA and revenue goals, based on weightings established by the Compensation Committee. Each participant in the AIP has a targeted payout eligibility expressed as a percentage of base salary and, provided the Company meets threshold performance levels, may earn bonuses ranging from 25% to 200% of the targeted amount, according to a pre-approved sliding scale. If threshold performance levels are not achieved, participants are not eligible for bonuses under the AIP.

        Performance shares awarded under the SIP provide the recipients with the opportunity to earn shares of Company common stock based on the achievement of pre-established three-year performance goals. For performance shares issued in 2005, the performance criteria will include consolidated DVA and Deluxe’s total shareholder return relative to a peer group of printing and publishing industry companies, measured over a three-year period commencing January 1, 2005. If performance exceeds established threshold levels, participants can earn up to 200% of their targeted allotment of shares, based on a pre-approved sliding scale. Participants earn no shares if the threshold levels of performance are not achieved.

Section 5 – Corporate Governance and Management

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b)   At a regularly scheduled meeting of the Board of Directors held on February 16, 2005, Mr. Robert Salipante advised the Board of his intention to retire from the Company’s Board of Directors, effective as of the date of the Company’s 2005 Annual Meeting of Shareholders, and therefore has declined to stand for re-election to the Board at such meeting, currently scheduled for April 27, 2005. Mr. Salipante intends to serve out the remainder of his current term as a director, which term expires as of the 2005 Annual Meeting of Shareholders.

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 22, 2005

DELUXE CORPORATION
/s/ Anthony C. Scarfone

Anthony C. Scarfone Senior Vice President, General Counsel and Secretary